As filed with the Securities and Exchange Commission on October 13, 1998

                                                       Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  BEL FUSE INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              NEW JERSEY                                     22-1463699
   ---------------------------------                   ----------------------
     (State or other jurisdiction                         (I.R.S. employer
   of incorporation or organization)                   identification number)


               198 VAN VORST STREET, JERSEY CITY, NEW JERSEY 07302
               ---------------------------------------------------
               (Address of principal executive offices; zip code)

                            ------------------------


                         BEL FUSE INC. STOCK OPTION PLAN
                         -------------------------------
                            (Full title of the plan)


                                DANIEL BERNSTEIN
                                    PRESIDENT
                                  BEL FUSE INC.
               198 VAN VORST STREET, JERSEY CITY, NEW JERSEY 07302
                                 (201) 432-0463
               ---------------------------------------------------
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                 with a copy to:

                            PETER H. EHRENBERG, ESQ.
                              LOWENSTEIN SANDLER PC
                              65 LIVINGSTON AVENUE
                           ROSELAND, NEW JERSEY 07068
                                 (973) 597-2500


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
                                             CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                         Proposed                Proposed
Title of Securities             Amount to be      Maximum Offering          Maximum Aggregate            Amount of
to be Registered                 Registered          Price per Unit (2)     Offering Price (2)        Registration Fee
------------------------------------------------------------------------------------------------------------------------
Class  B  Common   Stock,
par value $.10 per share .......  500,000                 $12.4375             $6,218,750                 $1,835
                                 shares (1)
========================================================================================================================


(1) Plus such additional shares of Class B Common Stock as may be issuable pursuant to the anti-dilution provisions of the Company's Stock Option Plan.

(2) Pursuant to Rule 457, the proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee and is based on the average of the high and low sales price of the Class B Common Stock of the registrant reported on the National Market System of the National Association of Securities Dealers Automated Quotation System on October 12, 1998.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Bel Fuse Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference:

          (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

          (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

          (c) the description of the Class B Common Stock of the Company contained in the Company's Form 8-A declared effective by the SEC on July 7, 1998; and

          (d) the description of the Class B Common Stock of the Company contained in the Company's 1998 Proxy Statement on Schedule 14A filed with the SEC on June 10, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act (the "Act") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a director, officer, trustee, employee or agent of another related corporation or enterprise), against reasonable costs (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that such conduct was unlawful.

     Subsection (3) of Section 3-5 of the Act empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys' fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Subsection (4) of Section 3-5 of the Act provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) incurred by him in connection therewith. Subsection
(8) of Section 3-5 provides that indemnification provided for by Section 3-5 shall not be deemed exclusive of any rights to which the indemnified party may be entitled. Subsection (9) of Section 3-5 empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or expenses incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities and expenses under Section 3-5.

     The Company's Restated Certificate of Incorporation provides that the Company shall indemnify to the fullest extent permitted by the Act, and the Company's by-laws provide that the Company shall indemnify to the fullest extent permitted by the Act, every person who is or was a director or officer of the Corporation, or any such person who serves or served in any similar capacity with any other enterprise at the request of the Company, in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director or officer of the Company, or of serving or having served such other enterprise in such capacity. The Company's Restated Certificate of Incorporation also provides that the Company's directors and senior officers are not personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or any transaction in which such person has derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

     4.1 Registrant's Restated Certificate of Incorporation is incorporated by reference to Exhibit 3.1 of Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

     4.2 By-laws, as amended, are hereby incorporated by reference to Exhibit
4.2 of the Company's Registration Statement on Form S-2 (Registration No. 33-16703) filed with the Securities and Exchange Commission on August 25, 1987.

     5.1 Opinion of Lowenstein Sandler PC.

     23.1 Independent Auditors' Consent (Deloitte & Touche LLP)

     23.2 Consent of Lowenstein Sandler PC (included in Exhibit 5.1)

     24.1 Power of Attorney

ITEM 9. UNDERTAKINGS.

     (A) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that Paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on the 13th day of October, 1998.


                               BEL FUSE INC.

                               By: /s/ Elliot Bernstein
                                   -----------------------------------------
                                     Elliot Bernstein, Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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

              SIGNATURES                         TITLE                                       DATE
              ----------                         -----                                       ----
/s/ DANIEL BERNSTEIN*                   President (Principal Financial and              October 13, 1998
-----------------------------           Accounting Officer), Director
Daniel Bernstein


/s/ Elliot Bernstein                    Chairman of the Board and                       October 13, 1998
-----------------------------           Chief Executive Officer (Principal
Elliot Bernstein                        Executive Officer)


/s/ PETER GILBERT*                      Director                                        October 13, 1998
-----------------------------
Peter Gilbert

/s/ JOHN S. JOHNSON*                    Director                                        October 13, 1998
-----------------------------
John S. Johnson

/s/ HOWARD BERNSTEIN*                   Director                                        October 13, 1998
-----------------------------
Howard Bernstein


/s/ JOHN F. TWEEDY*                     Director                                        October 13, 1998
-----------------------------
John F. Tweedy


/s/ ROBERT H. SIMANDL*                  Director                                        October 13, 1998
-----------------------------
Robert H. Simandl

                                        *By:/s/ ELLIOT BERNSTEIN
                                            ---------------------------
                                                Elliot Bernstein,
                                                Attorney-in-Fact

                                  EXHIBIT INDEX

 EXHIBIT NO.                          DESCRIPTION
 -----------                          -----------
    4.1 Registrant's Restated Certificate of Incorporation (incorporated by reference)

    4.2       By-laws (incorporated by reference)

    5.1       Opinion of Lowenstein Sandler PC

    23.1      Independent Auditors' Consent (Deloitte & Touche LLP)

    23.2      Consent of Lowenstein Sandler PC is included in Exhibit 5.1

    24.1      Power of Attorney